                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)....September 30, 1997



                                NORSTAN, INC.
           (Exact name of registrant as specified in its charter)




        MINNESOTA                   0-8141                   41-0835746
-------------------------  -------------------------  ------------------------
   (State or other             (Commission File           (I.R.S. Employer
   jurisdiction of                  Number)            Identification Number)
   incorporation)



                            605 North Highway 169
                             Plymouth, MN 55441
                                Twelfth Floor
                  (Address of principal executive offices)



    Registrant's telephone number, including area code ...(612) 513-4500



                               Not Applicable
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On September 30, 1997, the Registrant, Norstan, Inc., a Minnesota corporation ("Norstan"), completed the acquisition (the "Acquisition") of Vadini, Inc. d/b/a PRIMA Consulting Inc., a privately held North Carolina corporation ("PRIMA"), pursuant to that certain Amended and Restated Stock Purchase Agreement, dated as of September 5, 1997, by and among Norstan, PRIMA and Michael A. Vadini. PRIMA operates in the information technology consulting business. PRIMA's consulting staff installs and customizes certain collaborative computing solution software products designed to streamline organization communications and workflow. PRIMA currently has 180 employees working in offices located in Charlotte, Columbia, Greenville, Greensboro, Richmond, Cincinnati, Columbus, Cleveland and Pittsburgh.

     In connection with the Acquisition, Norstan paid purchase consideration, compensation for noncompetition covenants and assumed certain liabilities for compensation rights, all aggregating $27.5 million. Such amount includes 319,444 shares of Norstan Common Stock valued at $6,325,000 or $19.80 per share, representing the average closing price for Norstan Common Stock on the Nasdaq National Market during the twenty trading days ending on September 30, 1997. Norstan may also become obligated to pay up to an aggregate of $3,500,000 in contingent compensation payments based upon the future operating results of PRIMA during the succeeding three fiscal years.

     Norstan Common Stock valued at $1,500,000 will be held in escrow for a period of eighteen months to secure the seller's indemnity obligations under the Stock Purchase Agreement. In addition, Norstan Common Stock valued at $975,000 will be held in escrow for a period of approximately 45 days to secure the seller's post-closing covenant to maintain a specified minimum net worth on the closing date.

     Norstan financed the cash portion of the Acquisition through borrowings under its existing credit facilities with First Bank National Association. The terms of the Acquisition are more fully described in the Stock Purchase Agreement which is filed as an exhibit herewith. The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit thereto upon its request.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements: Not Applicable

     (b) Pro Forma Financial Statements: Not Applicable

     (c) Exhibits.  The following documents are filed as exhibits to this Form
8-K:


Exhibit No.  Description
-----------  -----------
     2       Amended and Restated Stock Purchase Agreement, dated as of
             September 5, 1997, by and among Norstan, Inc., Vadini, Inc. and
             Michael A. Vadini.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 8, 1997                  NORSTAN, INC.



                                        By: /s/  Kenneth S. MacKenzie
                                           -----------------------------
                                          Its: Executive Vice President
                                               and Chief Financial Officer

                                EXHIBIT INDEX



Exhibit No.  Description
-----------  -----------
     2       Amended and Restated Stock Purchase Agreement, dated as of
             September 5, 1997, by and among Norstan, Inc., Vadini, Inc. and
             Michael A. Vadini.